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                                                                    Exhibit 21.1

                           SUBSIDIARIES OF THE COMPANY

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
NAME                                                  LOCATION                                 STATE OF
----                                                  --------                                 INCORPORATION
                                                                                               -------------

Advanced Communications Corporation                   Columbia, South Carolina, USA            South Carolina

Advanced Network Technologies, Inc.                   Victorville, California,  USA            California

Allcom Electric, Inc.                                 New York City, New York, USA             New York

American Telephone Wiring Company                     Charleston, West Virginia, USA           West Virginia

Associated Network Solutions, Inc.                    St. Petersburg, Florida, USA             Florida

ATIMCO Network Services, Inc.                         Pittsburgh, Pennsylvania, USA            Pennsylvania

A.T.S., Inc.                                          Huntington, West Virginia, USA           West Virginia

BBox Holding Company                                  Wilmington, Delaware, USA                Delaware

BB Technologies, Inc.                                 Wilmington, Delaware, USA                Delaware

Black Box Corporation of Pennsylvania                 Lawrence, Pennsylvania, USA              Delaware

Black Box Network Services Baltimore, Inc.            Columbia, Maryland, USA                  Delaware

Black Box Network Services Greater
Pittsburgh, Inc.                                      Cranberry, Pennsylvania, USA             Delaware

Black Box Network Services, Inc. -
Government Solutions                                  Murfreesboro, Tennessee, USA             Tennessee

Business Communication Concepts, Inc.                 Sterling, Virginia, USA                  Virginia

Cable Consultants, Incorporated                       Atlanta, Georgia, USA                    Georgia

Cabling Concepts, Inc.                                Lakewood, Ohio, USA                      Ohio

Comm Line, Inc.                                       Cincinnati, Ohio, USA                    Ohio

Communication Contractors, Inc.                       Chicago, Illinois, USA                   Illinois

DataCom-Link, Inc.                                    Indianapolis, Indiana, USA               Indiana

Delaney Electrical Services, Inc.                     Philadelphia, Pennsylvania, USA          Pennsylvania

Delaney Telecom, Inc.                                 Philadelphia, Pennsylvania, USA          Pennsylvania

GMCI NetComm, Inc.                                    Dallas, Texas, USA                       Texas

Jet Line Communications, Inc.                         Dallas, Texas,  USA                      Texas

K&A Communications, Inc.                              St. Louis, Missouri,  USA                Missouri

Koncepts Communications of L.I., Corp.                Westbury, New York, USA                  New York

Midwest Communications Technologies, Inc.             Columbus, Ohio, USA                      Ohio

Parrish Communication Cabling, Inc.                   Seattle, Washington, USA                 Washington

R&D Services, Inc.                                    Westboro, Massachusetts, USA             Massachusetts

ST Communications and Cabling, Inc.                   Kansas City, Missouri, USA               Missouri

Teldata Corporation                                   Nashville, Tennessee, USA                Tennessee

Todd Communications, Inc.                             Winston-Salem, North Carolina, USA       North Carolina

U.S. Premise Networking Services, LLC                 Minneapolis, Minnesota, USA              Minnesota

U.S. Premise Networking Services, Inc.                Minneapolis, Minnesota, USA              Minnesota

Alpeco Puerto Rico, Inc.                              San Juan, Puerto Rico

Black Box Catalog Australia Pty. Ltd.                 Croydon VIC, Australia
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
Black Box Canada Corporation                          Ontario, Canada

Black Box Catalog New Zealand Limited                 Wellington, New Zealand

Black Box Catalogue, Ltd.                             Reading, England

Black Box Communication SANV                          Zaventum, Belgium

Black Box Comunicaciones, SA                          Madrid, Spain

Black Box Datacom, B.V.                               Utrecht, Netherlands

Black Box de Mexico, S.A. de C.V.                     Mexico City, Mexico

Black Box Deutschland GmbH                            Munich, Germany

Black Box do Brazil Industria e Comercio Ltda.        Sao Paulo, Brazil

Black Box France, S.A.                                Rungis, France

Black Box Foreign Sales Corporation                   St. Thomas, U.S.V.I.

Black Box Italia, SpA                                 Vimodrone, Italy

Black Box Japan Kabushiki Kaisha                      Tokyo, Japan

Blue Box, B.V                                         Hoofdorp, Holland

Datacom Black Box Services AG                         Altendorf, Switzerland

Datacom Black Box Holding, AG                         Zug, Switzerland

Datech Holdings Limited                               Nottingham, England

Indacom N.V.                                          Mechelen, Belgium

Ohmega Installations Limited                          Newbury, Berkshire, England

South Hills Datacomm Chile, S.A.                      Santiago, Chile
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